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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                                                    EXHIBIT 23.3
                                                  CONSENT OF GRANT THORNTON, LLP



         We have issued our report dated August 25, 1999, accompanying the financial statements of PDQ.Net, Incorporated contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and the Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON, LLP

Houston, Texas
June 16, 2000